UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Colgate-Palmolive Company

(Exact name of Registrant as specified in its charter)

Delaware	13-1815595
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Park Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Floating Rate Notes due 2019	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b)

of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g)

of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☐

Securities Act registration statement file number to which this form relates: 333-199584

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered

A description of the Floating Rate Notes due 2019 of Colgate-Palmolive Company (the “Notes”) to be registered hereunder is contained in the “Description of the Notes” and “Description of Debt Securities” set forth in the Registrant’s Prospectus Supplement and Prospectus, respectively, each dated October 24, 2014 (filed as part of its Registration Statement on Form S-3 (Registration No. 333-199584) and pursuant to Rule 424(b) under the Securities Act of 1933, as amended), and the “Description of the Notes” set forth in the Registrant’s Pricing Supplement, dated May 7, 2015 (filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement No. 333-199584), which descriptions are hereby incorporated by reference into this Registration Statement.

Item 2.	Exhibits

4.1	Indenture, dated as of November 15, 1992, between Colgate-Palmolive Company and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee. (Registrant hereby incorporates by reference Exhibit 4.1 to its Registration Statement on Form S-3 and Post-Effective Amendment No. 1 filed on June 26, 1992, Registration No. 33-48840).

4.2	Form of the Note.
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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

	By:	/s/ Elaine C. Paik
Name: Elaine C. Paik
Title: Vice President and Corporate Treasurer

Date: May 13, 2015
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